EXHIBIT 10.1

EXTENSION AND AMENDMENT OF MASTER SERVICES AGREEMENT
dated September 29, 2008 by and between
DANCING BEAR INVESTMENTS, INC. and THEGLOBE.COM, INC.

WHEREAS, on September 29, 2008, Dancing Bear Investments, Inc. (the “Provider”) and theglobe.com, inc. (the “Company”) entered into a Master Services Agreement (the “Agreement”) for a term of one (1) year.  The Provider and the Company are individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties wish to confirm the extension of the Agreement beyond its original expiration date of September 28, 2009 and amend the Agreement to provide for automatic renewals in the future.

NOW, THEREFORE, in consideration of the foregoing, the Parties mutually covenant and agree as follows:

1.
Confirmation of Extension.  The Parties acknowledge and confirm that they have extended and renewed the Agreement for a successive one (1) year period beginning on September 29, 2009 and expiring on September 28, 2010.

2.
Amendment.  After September 28, 2010, the Agreement shall automatically extend and renew for successive and additional one (1) year terms, unless either Party provides written notice of non-renewal to the other Party at least 60 days prior to the expiration date of the then applicable term.

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Agreement on the 9th day of August, 2010.

Dancing Bear Investments, Inc.		theglobe.com, inc.

By:	/s/ Michael S. Egan	By:	/s/ Robin S. Lebowitz
Name:	Michael S. Egan	Name:	Robin S. Lebowitz
Title:	Chief Executive Officer	Title:	Vice President - Finance